THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK  10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-01 CUSIP # 126691

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP #126691

Distribution Date 12/25/96

4.04(i)  Reduction of the Stated Amount of Certificates

                                       SINGLE CERTIFICATE     TOTAL AMOUNT


 Class A-1 Certificates.     SW5             $12.72936309      469,471.64

 Class A-2 Certificates.     SX3              $0.00000000            0.00

 Class A-3 Certificates.     SYI              $4.10159405      192,980.00

 Class A-4 Certificates.     SZ8              $0.00000000            0.00

 Class A-5 Certificates.     TA2              $0.00000000            0.00

 Class A-6 Certificates.     TBO              $0.75416091        8,295.77

 Class A-7 Certificates.     N/A              $0.00000000            0.00

 Class X Certificates.       TD6              $0.00000000            0.00

 Class A-R Certificates.     TE4              $0.00000000            0.00

 Class PO Certificates.      TC8              $0.97140142          520.27

 Class B-1 Certificates.     TFI              $0.75416203        2,978.94

 Class B-2 Certificates.     TG9              $0.75416255        1,985.71

 Class B-3 Certificates.     TH7              $0.75416048        1,522.65

 Class B-4 Certificates.                      $0.75415718          662.15

 Class B-5 Certificates.                      $0.75416350          396.69

 Class B-6 Certificates.                      $0.75416882          399.38

                                             Total Amount      679,213.20

  Aggregate amount of any Principal Prepayments                481,113.88

4.04(ii)   Amounts distributed representing interest
                                       SINGLE CERTIFICATE     TOTAL AMOUNT

               Class A-1 Certificates.        $5.08441121         187,518.17
               Class A-2 Cenificates.         $5.58333312          86,988.33
               Class A-3 Certificates.        $5.27159936         248,028.75
               Class A-4 Certificates.        $5.24137105          15,100.39
               Class A-5 Certificates.        $5.61575495          16,178.99
               Class A-6 Certificates.        $6.00644636          66,070.91
               Class A-7 Certificates.        $5.50246357         265,433.34
               Class X Certificates.          $0.39831724          59,069.50
               Class A-R Certificates.        $0.00000000               0.00
               Class PO Certificates.         $0.00000000               0.00
               Class B-1 Certificates.        $6.00644557          23,725.46
               Class B-2 Certificates.        $6.00644512          15,814.97
               Class B-3 Certificates.        $6.00644874          12,127.02
               Class B-4 Certificates.       $10.02596958           5,273.66
               Class B-5 Certificates.        $6.00644487           3,159.39
               Class B-6 Certificates.        $6.00644157           3,180.79

                                            Total Amount        1,007,669.67


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4.04(iii)  Amount of shortfall which is less than the full amount that would be distributed:
               Principal                                                0.00
               Interest                                                 0.00

4.04(iv)   Stated Amount of Certificates after this Distribution

                                           ORIGINAL                   SINGLE                     TOTAL
                                           BALANCE                 CERTIFICATE                   AMOUNT

  Class A-1 Certificates.               $36,881,000.00             $911.70903094               33,624,740.77
  Class A-2 Certificates.               $15,580,000.00           $1,000.00000000               15,580,000.00
  Class A-3 Certificates.               $47,050,000.00             $933.07162657               43,901,020.03
  Class A-4 Certificates.                $2,881,000.00             $898.52072544                2,588,638.21
  Class A-5 Certificates.                $2,881,000.00             $898.52072544                2,588,638.21
  Class A-6 Certificates.               $11,000,000.00             $993.41627636               10,927,579.04
  Class A-7 Certificates.               $48,239,000.00           $1,000.57961919               48,266,960.25
  Class X Certificates.                $148,297,622.57             $957.62473733              142,013,471.86
  Class A-R Certificates.                    $1,000.00               $0.00000000                        0.00
  Class PO Certificates.                   $535,587.03             $980.11337205                  524,936.01
  Class B-1 Certificates.                $3,950,000.00             $993.41627595                3,923,994.29
  Class B-2 Certificates.                $2,633,000.00             $993.41627421                2,615,665.05
  Class B-3 Certificates.                $2,019,000.00             $993.41628034                2,005,707.47
  Class B-4 Certificates.                  $878,000.00             $993.41627563                  872,219.49
  Class B-5 Certificates.                  $526,000.00             $993.41627376                  522,536.96
  Class B-6 Certificates.                  $529,563.13             $993.41627126                  526,076.63

                                                              Total Amount                    168,468,712.41


4.04(v)    The Pool Stated Principal Balance for the following Distribution Date:                    168,468,712.46

4.04(vi)   Senior Percentage for the following Distribution Date                                      92.49511907%
           Subordinated Percentage for the following Distribution Date                                 7.50488093%

4.04(vii)  Amount of the Master Servicing Fees paid to or retained by the Master
           Servicer with respect to such Distribution Date                                               34,904.27

4.04(viii) Pass-Through Rate for each such Class of Certificates


        Class A-1 Certificates.                              6.60000%
        Class A-2 Certificates.                              6.70000%
        Class A-3 Certificates.                              6.75000%
        Class A-4 Certificates.                              7.00000%
        Class A-5 Certificates.                              7.50000%
        Class A-6 Certificates.                              7.25000%
        Class A-7 Certificates.                              6.59913%
        Class X Certificates.                                0.49913%
        Class A-R Certificates.                              0.00000%
        Class PO Certificates.                               0.00000%
        Class B-1 Certificates.                              7.25000%
        Class B-2 Certificates.                              7.25000%
        Class B-3 Certificates.                              7.25000%
        Class B-4 Certificates.                              7.25000%
        Class B-5 Certificates.                              7.25000%
        Class B-6 Certificates.                              7.24999%



4.04 (ix)  Amount of Advances included in the distribution on this Distribution Date                     8,588.07
           Aggregate amount of Advances outstanding as of the close of business on                       8,588.07
           such Distribution Date.
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

4.04(x) A. The number and aggregate principal amounts of Mortgage Loans delinquent

           30 to 59 days                      5                1,150,152.42
           60 to 89 days                      0                        0.00
            90 or more                        0                        0.00

        B. The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent

           In Foreclosure                     3                  908,787.82


4.04(xi)   Loan number and Stated Principal Balance for any Mortgage                  None       0.00
           loan that became an REO Property during the preceding calandar month.

4.04(xii)  Total number and principal balance of any REO Properties as                           0.00
           of the close of business on the Determination Date preceding such
           Distribution Date.


4.04(xiii) Senior Prepayment Percentage for following Distribution Date                      100.00000%

4.04(xiv)  Aggregate amount of Realized Losses incurred during preceding month                     0.00
           Aggregate amount of Realized Losses through Distribution Date                           0.00

4.04(xv)   Special Hazard Loss Coverage Amount                                             3,760,049.30
           Required Fraud Loss Coverage                                                    8,000,007.24
           Current Bankruptcy Coverage                                                        50,000.00
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